UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2021

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York		10154
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code): (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sale of Equity Securities.

As of July 1, 2021, Blackstone Private Credit Fund (the “Fund”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on July 20, 2021) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of July 1, 2021 (number of shares finalized on July 20, 2021)	26,616,330	$686,967,488

Item 7.01.	Regulation FD Disclosure.

July 2021 Distributions

On July 21, 2021, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distributions
Class I Common Shares	$0.1740	$0.0000	$0.1740
Class S Common Shares	$0.1740	$0.0183	$0.1557
Class D Common Shares	$0.1740	$0.0054	$0.1686

The distributions for each class of Shares are payable to shareholders of record as of the open of business on July 31, 2021 and will be paid on or about August 27, 2021. These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio Commentary

Blackstone Credit BDC Advisors LLC, the Fund’s investment adviser (the “Adviser”), is pleased with the Fund’s deployment of capital to date and the special dividend announced in June.

Portfolio Update

(All data as of June 30, 2021, unless otherwise noted)

For the month ended June 30, 2021, the Fund’s net asset value (“NAV”) per share for Class I increased to $25.81, representing an increase of $0.81 YTD.1 This was primarily driven by increases in the value of the Fund’s assets and by the Adviser’s fee waiver. The Fund declared monthly regular dividends totaling $0.88 (Class I) for the YTD period.2 Additionally, on June 29, 2021, the Fund declared a special dividend of $0.12 per share, which brought total YTD dividends to $1.00 (Class I).3 The Fund has built a portfolio of $11.3 billion in assets4 with a debt-to-equity leverage ratio of approximately 0.98 times. From a sector standpoint, the Adviser continues to seek to invest thematically in “good neighborhoods,” or leading businesses in what the Adviser believes are attractive sectors with favorable tailwinds. The top sectors that the Fund is currently invested in are software, healthcare, commercial services and supplies, professional services and building products. The Fund continues to leverage Blackstone’s scale and platform to bring value-added solutions to its portfolio companies, which the Fund believes helps it earn a premium on its transactions over the public markets.

[1]

The Fund’s Class I NAV per share increased from $25.00 to $25.81, the Fund’s Class S NAV per share increased from $25.00 to $25.81, and the Fund’s Class D NAV per share increased from $25.59 to $25.81.

[2]	The Fund declared regular dividends totaling $0.88 for Class I, $0.77 for Class S and $0.31 for Class D for the YTD period.
[3]	Including the special dividend, YTD total dividends were $1.00 for Class I, $0.90 for Class S and $0.44 for Class D.
[4]	At fair market value.

Market Trends

The Adviser’s optimistic outlook remains largely unchanged from the previous quarter, as economic and company-specific data released in the interim has been largely consistent with the Adviser’s past views. The Adviser believes that the market is currently seeing a more robust private deal pipeline than ever before, primarily driven by the active M&A market and the significant amount of dry powder (unused investor capital) among private equity funds. Further, the Adviser is seeing an increasing number of potential large-scale transactions in its pipeline, which are expected to help drive capital deployment.

Default rates in U.S. credit continue to track even lower than initial forecasts. J.P. Morgan has again revised downward its 2021 default forecast to 0.65% for both loans and high yield and their 2022 default forecasts were revised downward to 1.25% apiece.5 Many long-term stressed credits in secularly declining sectors were restructured during the summer of 2020, and the Adviser believes most of the remaining potential defaults are likely to be those impacted by social distancing restrictions. Given the rebound in travel, leisure, and dining, driven by pent-up demand and generous stimulus payments, the Adviser believes default risk for many of these companies has fallen significantly and, as such, expects default rates to remain relatively low for the near-term.

[5]	Source: J.P. Morgan as of July 2021.

Item 8.01.	Other Events.

Net Asset Value

The NAV per share of each class of the Fund as of June 30, 2021, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of June 30, 2021
Class I Common Shares	$25.81
Class S Common Shares	$25.81
Class D Common Shares	$25.81

As of June 30, 2021, the Fund’s aggregate NAV was $4.9 billion, the fair value of its investment portfolio was $11.3 billion and it had $4.8 billion of debt outstanding (net of unamortized debt issuance costs), resulting in a debt-to-equity leverage ratio of approximately 0.98 times.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	21,567,564	$0.6 billion
Class S Common Shares	52,173,731	$1.3 billion
Class D Common Shares	4,775,873	$0.1 billion
Private Offering:
Class I Common Shares	155,947,717	$4.0 billion
Class S Common Shares	—	—
Class D Common Shares	—	—
Total Offering and Private Offering *	234,464,885	$6.0 billion

*	Amounts may not sum due to rounding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements about the Fund’s business, including, in particular, statements about the Fund’s plans, strategies and objectives. You can generally identify forward-looking statements by the Fund’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include the Fund’s plans and objectives for future operations (including plans and objectives relating to future growth and availability of funds), expectations for current or future investments, and expectations for market and other macroeconomic trends, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond the Fund’s control. Although the Fund believes the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and the Fund’s actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by the Fund or any other person that the Fund’s objectives and plans, which the Fund considers to be reasonable, will be achieved.

You should carefully review the “Risk Factors” section of the Fund’s prospectus, its most recent annual report on Form 10-K and any updates in its quarterly reports on Form 10-Q for a discussion of the risks and uncertainties that the Fund believes are material to its business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, the Fund does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date: July 21, 2021	By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Chief Compliance Officer, Chief Legal Officer and Secretary

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